UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant [ ]
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[ ]	Soliciting Material Pursuant to §240.14a-12

Repro Med Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Repro Med Systems, Inc.

24 Carpenter Road

Chester, New York 10918

(845) 469-2042

Notice of Annual Meeting of Shareholders

To Be Held September 6, 2016

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Repro Med Systems, Inc. (the “Company”) will be held on September 6, 2016 at 3:00 p.m. Eastern Standard Time at the Company’s Corporate Offices located at 24 Carpenter Road, Chester, New York, 10918, to vote on the following matters:

1.	Election of directors
2.	Approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock
3.	Approval of an amendment to our Certificate of Incorporation to allow action by shareholders without a meeting
4.	Approval of an amendment to our Certificate of Incorporation to clarify the limitation of liability of directors
5.	Approval of an amendment to our Certificate of Incorporation to provide for advancement of expenses and indemnification of officers and directors
6.	Approval of the Company’s 2015 Stock Option Plan
7.	Approval, on an advisory basis, of the compensation of the Company’s executive officers
8.	Approval, on an advisory basis, of the frequency of future votes on executive compensation
9.	Ratification of the appointment of independent registered public accountants
10.	Approval of a shareholder proposal requiring the sale of the Company within 180 days of approval
11.	Transaction of any other business that may properly come before the meeting

All shareholders are invited to attend the Annual Meeting. Only those shareholders of record at the close of business on July 18, 2016 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at the Annual Meeting and during normal business hours at the Company’s corporate headquarters during the 10-day period immediately prior to the date of the Annual Meeting.  Officers of the Company will be present at the Annual Meeting and available to respond to questions from shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on September 6, 2016: This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended February 29, 2016 is available at http://www.cstproxy.com/rmsmedpro/2016.

We have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached proxy statement and our 2016 Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the proxy statement also contain instructions on how you can receive a paper or electronic copy of the proxy materials. If you elect to receive a paper or electronic copy of our proxy materials, our 2016 Annual Report on Form 10-K will be sent to you along with the proxy statement.

The Notice of Internet Availability of Proxy Materials is being mailed, and the attached proxy statement is being made available, to our shareholders beginning on or about July 28, 2016.

YOUR VOTE IS IMPORTANT.  To vote your shares, you can (i) use the Internet, as described in the Notice of Internet Availability of Proxy Materials and on your proxy card; or (ii) complete, sign and date your proxy card and return your proxy card by mail.  Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they wish.

By order of the Board of Directors,

Karen Fisher

Chief Financial Officer, Treasurer and Corporate Secretary

Repro Med Systems, Inc.

24 Carpenter Road

Chester, New York 10918

(845) 469-2042

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Repro Med Systems, Inc. (the “Company” or “RMS” or “RMS Medical Products” and, as the context requires, “we”, “us” or “our”) to be used at the Company’s 2016 Annual Meeting of Shareholders to be held on September 6, 2016 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any postponements or adjournments thereof.  All proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the proxies will be voted in favor of the matters and each of the director nominees in the accompanying Notice of Annual Meeting of Shareholders. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to our Corporate Secretary by the close of business on September 2, 2016 or by voting in person at the Annual Meeting or by voting again by internet.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

On or about July 28, 2016, we mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Statement (“Notice”) containing instructions on how to access this proxy statement and our 2016 Annual Report on Form 10-K via the Internet and how to vote online. This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended February 29, 2016 is available at http://www.cstproxy.com/rmsmedpro/2016. As a result, you will not receive a paper copy of the proxy materials unless you request one. All shareholders are able to access the proxy materials on the website referred to in the Notice and in this proxy statement and to request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the record date?

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on July 18, 2016. The record date is established by the Board of Directors as required by New York law. On the record date, 37,929,651 shares of the Company’s common stock, par value $0.01 per share (“common shares” or “common stock”) were issued and outstanding.

Who is entitled to vote?

All record holders of common shares as of the close of business on July 18, 2016 are entitled to vote.  As of the record date, there were 37,929,651 shares of common stock issued and outstanding.

What are the voting rights of shareholders?

Each holder of common shares is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting.  Neither the Company’s Certificate of Incorporation, as amended, nor its Bylaws allow for cumulative voting rights.

What constitutes a quorum for the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum is present.

How do I vote my common shares?

RMS offers registered shareholders three ways to vote, other than by attending the Annual Meeting and voting in person:

•	By Internet, following the instructions on the Notice or the proxy card; or

•	By mail (if you received your proxy materials by mail), using the enclosed proxy card and return envelope.

How do I attend the Annual Meeting? What do I need to bring?

In order to be admitted to the Annual Meeting, you must bring documentation showing that you owned common shares as of July 18, 2016, the record date. Acceptable documentation includes (i) your Notice of Internet Availability of Proxy Materials, (ii) the admission ticket attached to your proxy card (if you received your proxy  materials  by  mail),  or any other proof of ownership (such as a brokerage or bank statement) reflecting your RMS holdings as of July 18, 2016. All attendees must also bring valid photo identification. Shareholders who do not bring this documentation will not be admitted to the Annual Meeting.

Can I vote my common shares in person at the Annual Meeting?

Yes. If you are a shareholder of record, you may vote your common shares at the Annual Meeting by completing a ballot at the meeting.  However, if your common shares are held in “street name,” you may vote your common shares in person only if you obtain a nominee-issued proxy from your broker or nominee giving you the right to vote the common shares. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your common shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s transfer agent, you are considered the shareholder of record with respect to those common shares. The Notice and proxy card have been sent directly to you by the Company.

If your common shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these common shares, and your common shares are held in “street name.” The Notice and proxy card have been forwarded to you by your broker, bank or nominee who is considered, with respect to those common shares, the shareholder of record.

How do I vote shares that are held by my broker?

If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that your broker or nominee provides to you. Most brokers offer voting by mail and the Internet.

What if I do not specify how I want my common shares voted?

If you return a signed proxy card and do not specify on your proxy card (or when giving your proxy over the Internet) how you want to vote your common shares, your common shares will be voted FOR each of the directors nominated in Proposal 1, FOR each of the proposals set forth in Proposals 2 through 9, and AGAINST the shareholder proposal set forth in Proposal 10.

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders. If that happens, the banks and brokers who are registered with the New York Stock Exchange (NYSE) may vote those shares only on matters deemed “routine” by the NYSE, such as the ratification of the appointment of the Company’s independent registered public accounting firm. On “non-routine” matters nominees cannot vote unless they receive voting instructions from beneficial owners, resulting in so called “broker non-votes.” The items being considered at the Annual Meeting, except for the ratification of the appointment of the Company’s independent registered public accounting firm, are considered “non-routine” matters.  Therefore, it is important that you provide voting instructions to your broker as to how you want your shares voted on the proposals being submitted at the Annual Meeting.

How do I find out the voting results?

Preliminary results are typically announced at the Annual Meeting. Final voting results will be reported on a Form 8-K filed with the Securities and Exchange Commission following the Annual Meeting.

What are my choices when voting?

Shareholders may vote “for,” “against” or abstain from voting with respect to each of Proposals 2 through 10 described in the Notice and this Proxy Statement.  Shareholders may vote “for” or “against” all or some of the nominees, or vote “withhold” with respect to one or more of the nominees with respect to Proposal 1 (Election of Directors).

What are the recommendations of the Board of Directors on how I should vote my common shares?

The Board of Directors recommends that you vote your common shares FOR each of the director nominees in Proposal 1 and each of Proposals 2 through 9 as set forth in the Notice and this Proxy Statement.  The Board of Directors recommends that you vote your common shares AGAINST the shareholder proposal as set forth in Proposal 10 in the Notice and this Proxy Statement.

Can I change my vote?

Yes. You may revoke your proxy at any time by any of the following means:

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your common shares at the meeting to revoke your proxy. If your common shares are held in “street name,” you will need a nominee-issued proxy from your broker to vote your common shares at the meeting.

•	Completing and submitting a new valid proxy bearing a later date by Internet or mail.

•	Giving written notice of revocation to the Company addressed to Corporate Secretary, at the Company’s address above, which notice must be received before the close of business on September 2, 2016.

What percentage of the vote is required to elect the nominees to the Board of Directors?

To be elected as a director, each director nominee must receive a plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election of directors. Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. Each director nominee has expressed his intention to serve the entire term for which election is sought (Proposal 1).  Broker non-votes and votes “withheld” will have no impact on the outcome of Proposal 1.

What percentage of the vote is required to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock?

The affirmative vote of a majority of all outstanding shares entitled to vote thereon at the Annual Meeting is required to approve the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock (Proposal 2).  Broker non-votes and abstentions will have the same effect as votes “against” Proposal 2.

What percentage of the vote is required to approve the amendment to the Certificate of Incorporation to allow action by shareholders without a meeting?

The affirmative  vote of a majority of all outstanding shares entitled to vote thereon at the Annual Meeting is required to approve the proposed amendment to the Certificate of Incorporation to allow action by shareholders without a meeting (Proposal 3).  Broker non-votes and abstentions will have the same effect as votes “against” Proposal 3.

What percentage of the vote is required to approve the amendment to the Certificate of Incorporation to clarify the limitation of liability of directors?

The affirmative vote of a majority of all outstanding shares entitled to vote thereon at the Annual Meeting is required to approve the proposed amendment to the Certificate of Incorporation to clarify the limitation of liability of directors (Proposal 4).  Broker non-votes and abstentions will have the same effect as votes “against” Proposal 4.

What percentage of the vote is required to approve the amendment to the Certificate of Incorporation to provide for advancement of expenses and indemnification of officers and directors?

The affirmative vote of a majority of all outstanding shares entitled to vote thereon at the Annual Meeting is required to approve the proposed amendment to the Certificate of Incorporation to provide for advancement of expenses and indemnification of officers and directors (Proposal 5).  Broker non-votes and abstentions will have the same effect as votes “against” Proposal 5.

What percentage of the vote is required to approve the 2015 Stock Option Plan?

The affirmative vote of a majority of the votes cast for or against at the Annual Meeting by the shareholders entitled to vote thereon is required to approve the 2015 Stock Option Plan (Proposal 6).  Broker non-votes and abstentions will have no affect on the outcome of Proposal 6.

What percentage of the vote is required to approve the advisory vote regarding executive compensation?

The affirmative vote of a majority of the votes cast for or against at the Annual Meeting by the shareholders entitled to vote thereon is required to approve, by advisory vote, the Company’s executive compensation described in this proxy statement (Proposal 7).  Broker non-votes and abstentions will have no affect on the outcome of Proposal 7.

What percentage of the vote is required to approve the advisory vote on frequency of future advisory votes on executive compensation?

There is no threshold vote that must be obtained for the advisory vote on frequency of future advisory votes on executive compensation (Proposal 8). The Company will consider the frequency that receives the highest number of votes by shareholders to be the frequency that is preferred by shareholders. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them for TWO YEARS with respect to Proposal 8.  Broker non-votes and abstentions will have no affect on the outcome of Proposal 8.

What percentage of the vote is required to ratify the appointment of independent registered accountants?

The affirmative vote of a majority of the votes cast in favor of or against such action at the Annual Meeting by the shareholders entitled to vote thereon is required to ratify the appointment of the independent registered accountants (Proposal 9). This is a non-binding advisory vote.  Broker non-votes and abstentions will have no impact on the outcome of Proposal 9.

What percentage of the vote is required to approve the shareholder proposal requiring the sale of the Company?

The affirmative vote of a majority of the votes cast for or against at the Annual Meeting by the shareholders entitled to vote thereon is required to approve the shareholder proposal (Proposal 10).  Broker non-votes and abstentions will have no impact on the outcome of Proposal 10.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies by mail, telephone, facsimile or e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with common shares registered in their names, will be requested to forward solicitation materials to the beneficial owners of common shares.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business for a vote at the Annual Meeting other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares “FOR” each of the director nominees and Proposals 2 through 9 and “AGAINST” Proposal 10 set forth in Notice and this proxy statement.

What is “householding” and how does it affect me?

RMS has adopted “householding,” a procedure under which shareholders of record who have the same address and last name will receive a single Notice of Internet Availability of Proxy Materials or set of proxy materials, unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the Company by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future notices, special reports and proxy materials, please contact Continental Transfer & Trust Company at 17 Battery Pl 8th floor, New York, NY 10004, phone (212) 509-4000. The transfer agent will deliver the requested documents to you promptly upon your request.

Any shareholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Continental Transfer & Trust Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, however, please contact your broker, bank, or other nominee to request information about householding.

Are there rights of dissent or appraisal for the proposals submitted at the Annual Meeting?

None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a shareholder to dissent and obtain the appraisal of or payment for such shareholder’s shares.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of seven directors. The Board of Directors has nominated seven directors for election by the shareholders at the Annual Meeting (the “Director Nominees”) to serve until the 2017 Annual Meeting of Shareholders, or until their respective successors have been duly elected and qualified. Shareholders will be unable to vote their proxies for more than seven persons.

Director Nominees

The following table sets forth the name, age and positions of each Director Nominee, each of whom is currently serving on our Board of Directors:

Name	Age	Position

Andrew I. Sealfon	70	President, Chief Executive Officer and Director
Paul M. Baker	65	Director
Mark L. Pastreich	86	Director
Brad A. Sealfon	28	Director
Arthur J. Radin	79	Director
David W. Anderson	63	Director
Joseph M. Manko Jr.	50	Director

Mr. Andrew Sealfon co-founded Repro Med Systems, Inc. in 1980.  He is an electrical engineer and inventor and has been granted numerous U.S. patents.  Mr. Sealfon is a graduate of Lafayette College.  On April 26, 2016, Mr. Sealfon was replaced as President by Mr. Cyril Narishkin.  Upon Mr. Narishkin’s resignation in June 2016, Mr. Sealfon was reinstated as President.  He has remained Chief Executive Officer since 1980 and also serves as head of research and development.

Dr. Baker earned a medical degree from Cornell University Medical College. He is a practicing pediatrician and is attending at Department of Pediatrics Horton Memorial Hospital, Middletown, New York, and attending at New York Hospital-Cornell Medical Center in New York City. Dr. Baker assisted us in the development of the RES-Q-VAC® Suction System. In addition, Dr. Baker has published results of use of the RES-Q-VAC in a letter to LANCET, a medical journal.  Dr. Baker is currently consulting with the Company to provide clinical research and support services related to new and enhanced applications for the FREEDOM60 and FreedomEdge.

Mr. Pastreich is a businessman, and a longtime real estate investor and broker. He has served on numerous for-profit and not-for-profit boards. Among his other various real estate holdings, he is presently a partner in Casper Creek LLC, which owns the building leased by the Company.

Mr. Brad Sealfon joined the board in November 2013.  Mr. Sealfon is the son of Mr. Andrew Sealfon, the Company’s President and Chief Executive Officer.  He was previously the Marketing Director at Company.

Mr. Radin was appointed to the Board of Directors in January 2015.  Mr. Radin, who started his career at Touche Ross & Co., has been a partner in public accounting firms for 45 years.  He was with Radin, Glass & Co., the Company’s former independent auditors, from 1998 until January 2015 when he joined Janover LLC.  He is a member of the New York State Society of Certified Public Accountants Editorial Board.  Mr. Radin received a BA degree from Columbia College and a Master’s in Business Administration from New York University.

Mr. Anderson was appointed to the Board of Directors on February 26, 2016.  Mr. Anderson has been in the medical (device) industry for over 23 years and has held the role of Chief Executive Officer for Sterilox Technologies, Inc., Gentis, Inc. and currently for ORTEQ Ltd/CellCoTec Ltd.  He has also served on the board for ACell Inc., (Regenerative Medicine for Woundcare) and Aperion Biologics, (ACL Replacement Technology), as well as served on several advisory committees.  Mr. Anderson received a B.S. in Chemical Engineering from Cornell University and attended University of Minnesota for Graduate Studies in Microbiology.

Mr. Manko was appointed to the Board of Directors on May 13, 2016.  Mr. Manko is the Senior Principal in Horton Capital Management LLC, the investment manager for the Horton Capital Partners Fund, LP (“Horton Fund”).  The Horton Fund is a significant shareholder in the Company.  Mr. Manko has over 20 years of investment experience in the asset management, investment banking, private equity and corporate securities markets.  From 2005-2010 Mr. Manko was a Partner and Chief Executive Officer of Switzerland-based BZ Fund Management Limited, where he was responsible for corporate finance, private equity investments, three public equity funds and the firm’s Special Situations and Event-Driven strategies.  Prior to that Mr. Manko was a Managing Director with Deutsche Bank in London.  He began his investment banking career at Merrill Lynch as a Vice President in Hong Kong and prior to that, Mr. Manko was a corporate finance attorney at Skadden, Arps, Slate, Meagher & Flom.  Mr. Manko has served on the board of several companies in the bio-pharmaceutical industry and has advised numerous companies in the pharmaceutical, biotech and medtech industries.  Mr. Manko earned both his B.A. and Juris Doctorate from the University of Pennsylvania.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE

VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2:

AMENDMENT TO CERTIFICATE OF INCORPORATION – INCREASE IN AUTHORIZED COMMON STOCK

The Board of Directors has unanimously approved an amendment to the Company’s Certificate of Incorporation, as amended (as amended through the date hereof, our “Certificate of Incorporation”), to increase the authorized number of shares of the Company’s common stock, par value $0.01 per share, from 50,000,000 shares to 75,000,000 shares. The 25,000,000 additional shares of common stock available for issuance, if and when issued, would have the same rights and privileges as the shares of common stock now issued and available for issuance.

A vote “FOR” this proposal will constitute approval of the amendment to the Certificate of Incorporation providing for the increase in authorized shares of common stock. If our shareholders approve this proposal, the Board intends to promptly file an amendment to the Certificate of Incorporation with the Department of State of the State of New York reflecting the increase in the authorized shares of common stock to 75,000,000.  The Board may incorporate the amendment into an Amended and Restated Certificate of Incorporation that reflects all of the amendments to our Certificate of Incorporation that have previously been filed, as well as those that are approved at the Annual Meeting.

As of July 18, 2016, the record date, there were 37,929,651 shares of the Company’s common stock issued and outstanding, and 1,060,000 shares of common stock reserved for issuance pursuant to outstanding options.  Accordingly, as of the record date, based on the presently authorized shares of common stock under the current Certificate of Incorporation, the Company had 11,010,349 unreserved shares of common stock available for issuance.

Reasons for the Amendment to the Certificate of Incorporation

The Board unanimously deems it advisable and in the best interest of the Company to increase the authorized number of shares of the Company’s common stock available for issuance without further shareholder approval, in order to provide the Company with flexibility, in the event the Board deems it desirable, to issue common stock (or securities exchangeable or convertible into common stock) in connection with one or more public or private offerings, acquisitions, financing transactions, strategic relationships or arrangements, or for officers, employees and director compensation or other proper corporate purposes.

The newly authorized shares of common stock would be issuable for any proper corporate purpose, including, without limitation, the foregoing.

While the Company does not presently have specific plans, intentions, agreements, understandings or arrangements regarding the issuance of any common stock, except in connection with its existing 2015 Stock Option Plan,  the Company would like to be in position to have sufficient available shares of common stock in the event the Company has an opportunity to issue shares of common stock (or securities convertible or exchangeable for common stock) in a transaction or issuance which the Board deems advisable.

Shareholder approval of the amendment to the Certificate of Incorporation would, in certain circumstances, permit issuances of equity to be taken without the delay and expense associated with further shareholder approval, except to the extent a particular issuance would require shareholder approval under New York law for the particular transaction. Unless required by New York law, the Company would not be required to seek further shareholder approval prior to the issuance of additional authorized shares of common stock up to 75,000,000, and any issuances would be determined by our Board.

Effect of Amendment to the Certificate of Incorporation

The increase in the authorized shares of common stock will become effective immediately upon filing the amendment to the Certificate of Incorporation or Amended and Restated Certificate of Incorporation with the Department of State, State of New York. The amendment will not have any immediate effect on the rights of existing shareholders. However, to the extent that additional authorized shares of common stock are issued in the future, the issuances would have consequences on our existing shareholders, including diluting existing shareholder ownership and voting power. Holders of common stock have no preemptive rights.

The following table reflects the number of shares of common stock (1) authorized, (2) issued, (3) reserved but unissued, and (4) authorized but unissued and unreserved, each as of the Record Date and as of the Record Date as if the amendment to the Certificate of Incorporation was filed with the Department of State of the State of New York and effective. There are currently 2,000,000 shares of Preferred Stock authorized and unissued under the Company’s Certificate of Incorporation. The amendment to the Certificate of Incorporation described in this Proposal will not modify the number of authorized shares of Preferred Stock.

Number of Shares of common stock	As of the Record Date	As of the Record Date as if the Amendment to the Certificate of Incorporation were in effect
Authorized	50,000,000	75,000,000
Issued	37,929,651	37,929,651
Reserved but unissued	1,060,000	1,060,000
Authorized but unissued and unreserved	11,010,349	36,010,349

Advantages of Shareholder Approval of the Amendment

Because of the limited number of shares of common stock available for issuance under the Certificate of Incorporation, if this amendment to the Certificate of Incorporation is approved by the shareholders, the additional availability of authorized shares of common stock would provide the Board with greater flexibility in the event it deems advisable for the Company to raise capital in the form of issuances of common stock (or securities exchangeable or convertible for common stock) or pursue other strategic opportunities. The Company would also have a sufficient number of shares of common stock to provide incentives for directors, officers, employees and others under the Company’s 2015 Stock Option Plan, which is described under Proposal 6.

Possible Disadvantages of Shareholder Approval of Amendment

If this amendment to the Certificate of Incorporation is approved, any subsequent issuance of additional shares of common stock would increase the number of outstanding shares of common stock and may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of capital stock not participating in any such issuance. The increase in the authorized but unissued number of shares could also have possible anti-takeover effects. These authorized but unissued shares of common stock could (within the limits imposed by applicable law)  be issued in a transaction that the shareholders believe not desirable, or be issued in one or more transactions that could make a change of control of the Company more difficult or costly, and therefore more unlikely. The additional authorized shares of common stock could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some shareholders. The Board is not aware of any effort by a third party to accumulate securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise nor does the Board have any intention of using additional authorized common stock to deter a change of control.

Text of the Amendment

The Board of Directors has approved the amendment to Paragraph Fourth of the Certificate of Incorporation as set forth below, which shareholders are being asked to approve under this Proposal.  By approving this Proposal, shareholders will be authorizing the Board of Directors to file an amendment to the Certificate of Incorporation, or an Amended and Restated Certificate of Incorporation incorporating this amendment and all other amendments to our Certificate of Incorporation up to such date, with the State of New York, if and when the Board deems advisable, such that the first sentence of Paragraph Fourth of the Certificate of Incorporation would be amended as follows:

The total number of shares of all classes of stock which the corporation shall have the authority to issue is ~~FIFTY-TWO MILLION (52,000,000)~~ SEVENTY-SEVEN MILLION (77,000,000), of which ~~FIFTY MILLION (50,000,000)~~ SEVENTY-FIVE MILLION (75,000,000) shares shall be shares of common stock of the par value of ONE CENT ($.01) per share and TWO MILLION (2,000,000) shares shall be shares of Preferred Stock of the par value of ONE CENT ($.01) per share.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 3:

AMENDMENT TO CERTIFICATE OF INCORPORATION –

TO ALLOW FOR ACTION BY SHAREHOLDERS WITHOUT A MEETING

The Board of Directors has approved an amendment to the Certificate of Incorporation to add a new paragraph permitting Company shareholders to act on the basis of majority written consent, and directed that the amendment be submitted to the shareholders for approval. The Company’s Certificate of Incorporation, as amended, does not presently permit Company shareholders to act by majority written consent. New York state law allows shareholders of New York corporations to take any action that may be taken at a meeting of shareholders by written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, only if permitted by a company’s certificate of incorporation. Otherwise, shareholders can only vote at a meeting or by unanimous written consent. Since the Company’s Certificate of Incorporation does not explicitly permit shareholders to act by majority written consent, the Company’s shareholders may currently only act by unanimous written consent.

A vote “FOR” this proposal will constitute approval of the amendment to the Certificate of Incorporation permitting shareholders to act on the basis of majority (in lieu of unanimous) written consent.  If our shareholders approve this proposal, the Board intends to file an amendment to the Certificate of Incorporation with the Department of State of the State of New York promptly following approval of the amendment. The Board, in its discretion, may incorporate the amendment into an Amended and Restated Certificate of Incorporation that reflects all of the amendments to our Certificate of Incorporation up to such date, as well as the other amendments approved at the Annual Meeting.

Reasons for and Effect of the Amendment

The Board believes that this amendment would enhance shareholder rights by making it possible for shareholders to act by majority written consent without a meeting. Because the Company has approximately 868 shareholders of record, obtaining unanimous consent of the shareholders is impractical. This amendment will allow the Company, in situations where we can obtain a majority consent in writing, to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a shareholder meeting for the purpose of approving the action. The Board believes that in such cases where shareholders representing the requisite number of votes necessary to authorize an action have already consented to a given action, the shareholder meeting becomes a formality that utilizes time and resources that are better spent on other corporate functions.

Text of the Amendment

The Board of Directors has approved the amendment to the Certificate of Incorporation to add a new paragraph as set forth below, which shareholders are being asked to approve under this Proposal.  By approving this Proposal, shareholders will be authorizing the Board of Directors to file an amendment to the Certificate of Incorporation, or an Amended and Restated Certificate of Incorporation incorporating this amendment and all other amendments to our Certificate of Incorporation up to such date, with the Department of State of the State of New York such that a new paragraph of the Certificate of Incorporation would be added as follows:

Any action that may be taken at a meeting of shareholders may be taken without a meeting by written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 4:

AMENDMENT TO CERTIFICATE OF INCORPORATION –

TO CLARIFY THE EXISTING LIMITATION OF LIABILITY OF DIRECTORS

The Board of Directors has approved an amendment to the Company’s Certificate of Incorporation, as amended, to clarify the existing limitation of liability of directors currently provided in Paragraph NINTH of the Company’s Certificate of Incorporation, as amended.  This amendment is not intended to change the existing limitation of liability of the Company’s directors, but only to clarify and simplify the language in the Certificate of Incorporation.

Reasons for and Effect of the Amendment

The New York Business Corporation Law (“NYBCL”) permits the Company to limit the personal liability of its directors for breaches of fiduciary duty, subject to certain exceptions set forth in the NYBCL.  Paragraph NINTH in the Company’s Certificate of Incorporation currently limits the liability of directors “for any future breach of duty, except for acts or omissions that were in bad faith or involved the intentional misconduct or a knowing violation of the law or where he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 or another provision of New York’s Business Corporation Law.”

This existing exception to the limitation of liability in Paragraph NINTH is codified in the NYBCL – our current Certificate of Incorporation repeats language appearing in various parts of the NYBCL.  Instead of repeating the existing language of the statute, the amendment would simply permit liability to be limited except where the NYBCL does not permit such limitation.  The Board believes that change will clarify our Certificate of Incorporation and provide a structure that will automatically take into account any subsequent changes in the NYBCL that might impact limitation of liability.

The Board believes that the proposed amendment will not change the purpose of the current limitation of liability of the Company’s directors, and that the clarification will help the Company to attract qualified candidates to serve as directors.

Text of the Amendment

The Board of Directors has approved the amendment to the Certificate of Incorporation to add a new paragraph as set forth below, which shareholders are being asked to approve under this Proposal.  By approving this Proposal, shareholders will be authorizing the Board of Directors to file an amendment to the Certificate of Incorporation, or an Amended and Restated Certificate of Incorporation incorporating this amendment and all other amendments to our Certificate of Incorporation up to such date, with the Department of State of the State of New York such that a new Paragraph NINTH of the Certificate of Incorporation would amend existing Paragraph NINTH as follows:

No director shall be personally liable to the ~~company~~corporation or its shareholders for ~~any future~~ damages for any breach of duty~~, except for acts or omissions that were in bad faith or involved intentional misconduct or a knowing violation of the law or where he personally gained in fact a personal profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of New York’s Business Corporation Law~~ in such capacity, except that the foregoing shall not eliminate or limit liability where such liability is imposed under the New York Business Corporation Law.

Subject to shareholder approval, the Board intends to file the amendment to the Certificate of Incorporation, or the Amended and Restated Certificate of Incorporation, promptly after the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 5:

AMENDMENT TO CERTIFICATE OF INCORPORATION – TO PROVIDE FOR

ADVANCEMENT OF EXPENSES AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Board of Directors has approved an amendment to the Company’s Certificate of Incorporation to provide for indemnification and advancement of the expenses of officers and directors of the Company to the extent permitted by the NYBCL.

Reasons for and Effect of the Amendment

Our Certificate of Incorporation is silent on indemnification and advancement of the expenses of officers and directors of the Company in connection with actions or proceedings to which they are party in their capacities as officers or directors.  The NYBCL permits the Company to provide for indemnification and advancement of expenses under certain circumstances.  This amendment would require the Company to indemnify and advance expenses to officers and directors, except as not permitted under the NYBCL or the federal securities laws.

The NYBCL provides that no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.  In addition, the NYBCL provides that no  indemnification may be made to, or on behalf of, any director or officer in a derivative suit in respect of (a) a threatened action or a pending action that is settled or otherwise disposed of or (b) any claim, issue or matter for which the person has been adjudged to be liable to the corporation, unless and only to the extent that a court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that the person is fairly and reasonably entitled to indemnify for that portion of settlement and expenses as the court deems proper.  Further, under the NYBCL, officers and directors must repay advanced expenses when the recipient is ultimately found not to be entitled to indemnification.

The Board believes that requiring the Company to indemnify and advance expenses of officers and directors as proposed, the Company will be better able secure attractive candidates to serve it in such capacities.

Text of the Amendment

The Board of Directors has approved the amendment to the Certificate of Incorporation to add a new paragraph as set forth below, which shareholders are being asked to approve under this Proposal.  By approving this Proposal, shareholders will be authorizing the Board of Directors to file an amendment to the Certificate of Incorporation, or an Amended and Restated Certificate of Incorporation incorporating this amendment and all other amendments to our Certificate of Incorporation up to such date, with the Department of State of the State of New York such that a new paragraph of the Certificate of Incorporation would be added as follows:

To the maximum extent permitted by the laws of the State of New York and the federal securities laws, the corporation shall indemnify and, upon request, shall advance expenses to any director or officer made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation), by reason of the fact that he or she was a director or officer of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

Subject to shareholder approval, the Board intends to file the amendment to the Certificate of Incorporation, or the Amended and Restated Certificate of Incorporation, promptly after the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 6:

APPROVAL OF 2015 STOCK OPTION PLAN

In September 2015, the Company’s Board of Directors approved the Repro Med Systems, Inc. 2015 Stock Option Plan, subject to the approval of our shareholders. In June 2016 the plan was amended by the Board to increase the maximum number of shares available thereunder.  We are submitting the 2015 Stock Option Plan, as amended (the “Plan”) to our shareholders for approval in order to satisfy the shareholder approval requirement under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The material features of the Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix A to this proxy statement. The Company currently has no other equity compensation plans.

Purpose

The Plan is intended to promote the interests of the Company and its shareholders by providing the officers and other employees (including directors who are employees) of, and consultants to the Company with incentives and rewards to encourage them (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

Administration

The Stock Option Committee of the Board of Directors is responsible for administering the Plan in accordance with its terms. The Stock Option Committee, consisting of not less than two directors, has the authority to, among other things, determine the persons to whom awards are to be made, the amount and other terms and conditions of awards, the form of award agreements evidencing awards under the Plan, all consistent with the terms of the Plan, and to make all determinations necessary or advisable in administering the Plan.  The Stock Option Committee may exercise its discretion in a non-uniform manner among Plan participants.  To date, the full Board of Directors has performed the function of the Stock Option Committee.

Shares Subject to the Plan

The maximum number of shares of the Company’s common stock that may be covered by awards granted under the Plan may not exceed 4,000,000 shares. Shares of common stock related to awards that are cancelled or terminate for any reason without the issuance of shares shall not be treated as issued, and shall again become available for issuance, pursuant to the Plan.

Eligibility

Awards under the Plan may be made to such officers, directors, and executive, administrative, technical or professional employees of the Company and to such consultants to the Company as the Committee shall in its sole discretion select.  As of June 30, 2016, the Company had approximately 60 employees, approximately two (2) consultants, and seven (7) members of the Board of Directors.

Plan Awards

The Plan permits grants of non-qualified stock options and incentive stock options (known as “ISOs”) on such terms and conditions as the Stock Option Committee shall determine, consistent with the terms of the Plan. A stock option granted to a participant under the Plan allows a participant to purchase up to a specified total number of shares of common stock at a specified exercise price per share during specified time periods, each as determined by the Stock Option Committee in its discretion, provided that no ISO may have a term of longer than ten (10) years.  ISOs are intended to meet the applicable requirements of “incentive stock options pursuant” to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Exercise Price.  Non-qualified stock options may be granted with an exercise price of at least $0.01. The exercise price of an ISOs may not be less than 100% of the fair market value of the underlying common stock on the date on which such ISO is granted. For so long as the principal market for the common stock is the OTCQX operated by OTC Markets Group, “fair market value” is the average of the high bid and low asked price for common stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten business days preceding the applicable date.

The exercise price for an option may be paid by check upon exercise or, with the consent of the Stock Option Committee, by delivery of shares of common stock acquired at least six months prior to the option exercise date having a fair market value equal to the exercise price or by any means in the discretion of the Committee consistent with the terms of the Plan.  The Stock Option Committee may in its discretion include in any award agreement with respect to any grant a provision that an additional option shall be granted to any grantee who delivers shares of common stock in partial or full payment of the exercise price of the original option. The additional option would be for a number of shares of common stock equal to the number delivered, have an exercise price equal to the fair market value of the common stock on the date of exercise of the original option, and have an expiration date no later than the expiration date of the original option. Any award agreement providing for the grant of an additional option much also provide that the exercise price of the original option is not less than the fair market value of the common stock on the grant date and that any shares delivered in lieu of a cash exercise price shall have been held for at least six months.

Additional Terms for ISOs. ISOs are subject to certain additional terms and conditions as set forth in the Plan. ISOs may only be granted to individuals who are employees of the Company on the date of the grant.  The aggregate fair market value of the common stock with respect to which ISOs are first exercisable by any employee during any calendar year may not exceed $100,000, or such higher amount as may be permitted from time to time under Section 422 of the Code.  No ISO may be granted to a person who, at the time of the proposed grant, owns common stock having more than 10% of the total combined voting power of the Company’s stock. Any stock option granted under the Plan that is designated as an ISO but for any reason fails to meet the requirements of an ISO will be treated under the Plan as a non-qualified stock option.

Termination of Employment.  All options not exercised will terminate upon termination of the grantee’s employment for any reason (including death).  Upon certain conditions, the grantee (or the grantee’s executor or administrator) may exercise the option within a certain period after termination of employment.

Amendment and Termination

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever, provided that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. Except as expressly provided in the Plan, no action under the Plan may, without the consent of a participant, materially impair any rights or materially increase any obligations under any previously granted and outstanding award.

In the event of a change in control, to the extent permitted by law, the Stock Option Committee may, in its sole discretion, amend any award agreement in such manner as it deems appropriate.  A “change in control” will be deemed to have occurred upon the happening of any of the following events: (i) any person or group (as defined under the securities laws) becomes the beneficial owner, directly or indirectly, of 15% or more of the Company’s outstanding common stock; (ii) a cash tender or exchange offer for 50% or more of the Company’s outstanding common stock is commenced; (iii) the shareholders of the Company approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of the assets of the Company; or (iv) two or more directors are elected to the Board without having previously been nominated and approved by the members of the Board incumbent on the day immediately preceding such election.

Summary of Federal Income Tax Consequences of Awards

ISOs. A participant who is granted an ISO does not recognize taxable income at the time the ISO is granted or upon its exercise, but the excess of the aggregate fair market value of the shares acquired on the exercise date (ISO shares) over the aggregate exercise price paid by the participant is included in the participant’s income for alternative minimum tax purposes. Upon a disposition of the ISO shares more than two years after grant of the ISOs and one year after exercise of the ISOs, any gain or loss is treated as long-term capital gain or loss. In such case, The Company would not be entitled to a deduction. If the participant sells the ISO shares prior to the expiration of these holding periods, the participant recognizes ordinary income at the time of disposition equal to the excess if any, of the lesser of (1) the aggregate fair market value of the ISO shares at the date of exercise and (2) the amount received for the ISO shares, over the aggregate exercise price previously paid by the participant. Any gain or loss recognized on such a premature disposition of the ISO shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. The amount of ordinary income recognized by the participant is subject to payroll taxes. The Company is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Non-statutory Stock Options. A participant who is granted a stock option that is not an ISO (a non-statutory stock option) does not recognize any taxable income at the time of grant. Upon exercise, the participant recognizes taxable income in an amount equal to the aggregate fair market value of the shares subject to the non-statutory stock options over the aggregate exercise price of such shares. Any taxable income recognized in connection with the exercise of non-statutory stock options by an employee is subject to payroll taxes. The Company is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. The participant’s basis in the option shares will be increased by the amount of ordinary income recognized. Upon the sale of the shares issued upon exercise of the non-statutory stock options, any further gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.

Outstanding Options

As of the date of this Proxy Statement, there were 1,060,000 awards outstanding under the Plan, each option intended to qualify as ISOs including 500,000 options awarded to Karen Fisher, our Chief Financial Officer, and the remaining options issued to our non-officer employees.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 6.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 7:

ADVISORY VOTE - EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, as amended (“Exchange Act”), which requires that we provide shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Commonly known as a “say-on-pay” vote, this proposal gives our shareholders the opportunity to express their views on our executive compensation policies and programs and the compensation paid to the named executive officers.

Our general compensation philosophy is that we believe that the most effective compensation program is one that is designed to reward all of our employees, including but not limited to, our named executive officers, for the achievement of our short-term and long-term strategic goals using a pay for performance system that ultimately drives toward the achievement of increased total shareholder return. Through this strategy, we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our named executive officers’ total compensation is comprised of a mix of base salary, performance-based cash bonus, long-term incentive compensation, retirement and other benefits intended to fulfill these objectives.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote FOR approval of the advisory resolution because it believes that the Company’s executive compensation policies and practices are effective in achieving the Company’s goals of rewarding sustained financial and operating performance, aligning the executives’ interests with those of the shareholders, and attracting, retaining, motivating and rewarding highly talented executives. We strongly encourage shareholders to read “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for additional details.

The vote on this proposal is advisory and therefore not binding on the Company, the Board of Directors or the Governance and Nomination Committee. However, the Board of Directors and the Governance and Nomination Committee will review and consider the voting results in future decisions regarding executive compensation.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 7.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 8:

ADVISORY VOTE – FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act also requires us to provide shareholders with the opportunity to indicate at least once every six years, on an advisory basis, their preference as to the frequency of future advisory votes on the compensation of our named executive officers. In this Proposal 8, we are asking shareholders to vote on whether future say-on-pay votes should occur every one, two or three years. Shareholders also may abstain from voting on this proposal.

The Board of Directors has determined that a bi-annual advisory vote at every other annual meeting of the shareholders on executive compensation is most appropriate for the Company. Although the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation decisions are made annually. Given that the say-on-pay advisory vote provisions are relatively new, and that we have not previously had a say-on-pay advisory vote, we believe that holding a bi-annual advisory vote on executive compensation at this time will provide the Company with additional and more immediate feedback on our compensation practices and policies and is consistent with our objective of further engaging with our shareholders on executive compensation and corporate governance matters. Accordingly, the Board of Directors recommends that you vote for TWO YEARS (i.e., once every other year) as the frequency of future advisory votes on executive compensation.

Although this vote is advisory and not binding, the Board of Directors and the Governance and Nomination Committee will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation. However, when considering the frequency of future advisory votes on executive compensation, the Board of Directors and the Governance and Nomination Committee may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders. If the policy is determined in accordance with the Board’s current recommendation, the next say-on-pay vote would he held at the 2018 Annual Meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR “TWO YEARS” AS THE PREFERRED

FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION IN THIS PROPOSAL 8.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 9:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s independent registered public accounting firm for the fiscal year ended February 29, 2016 was the firm of McGrail Merkel Quinn & Associates, P.C. (“McGrail Merkel”).  The Audit Committee has reappointed and recommends McGrail Merkel as our independent registered public accountants for the fiscal year ending February 28, 2017. McGrail Merkel has served as our independent registered public accountants since October 31, 2014 and, most recently, completed the audit of our financial statements for the fiscal year ended February 29, 2016.

One or more representatives of McGrail Merkel are expected to be available at the Annual Meeting, to have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions from shareholders.

Fees Paid to Auditors

The following table shows the aggregate fees billed for professional services rendered by McGrail Merkel for the fiscal years ended February 29, 2016 and Fiscal Year Ended February 28, 2015:

Fees Category	Fiscal Year Ended February 29, 2016	Fiscal Year Ended February 28, 2015
Audit Fees	$39,000	$39,000

Audit fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended February 29, 2016, and February 28, 2015, respectively.

The Board of Directors has been responsible for the appointment, compensation, and oversight of the work of the independent auditors and has approved in advance any services to be performed by the independent auditors, whether audit-related or not. The Board of Directors has reviewed each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Board of Directors. Effective May 11, 2016, the Audit Committee of the Board of Directors will perform these functions previously performed by the Board of Directors.

Previous Accountant

On October 31, 2014, Radin Glass & Co., LLP (“Radin Glass”), resigned as our independent registered public accounting firm, as approved by our Board of Directors.  Radin Glass’s report on the Company’s financial statements for the two fiscal years ended February 28, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended February 28, 2014 and 2013, as well as the interim period preceding the resignation of Radin Glass, there were no disagreements or reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1934, as amended, between the Company and Radin Glass, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Radin Glass, would have caused Radin Glass, to make a reference to the subject matter of the disagreement or reportable event in connection with the issuance of its audit reports.

On October 31, 2014, the Board of Directors approved the engagement of McGrail Merkel as the Company’s independent registered public accounting firm for the year ending February 28, 2015.  McGrail Merkel’s engagement as the Company’s independent registered public accounting firm commenced on October 31, 2014.

During the years ended February 28, 2014 and February 28, 2013, and through October 30, 2014, neither the Company nor anyone on its behalf has consulted with McGrail Merkel with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that McGrail Merkel concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 9.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 10:

SHAREHOLDER PROPOSAL REQUIRING THE SALE OF THE COMPANY WITHIN 180 DAYS

The Company has been notified that Jon M. Silin intends to present the proposal set forth below for consideration at the Annual Meeting. The address and stock ownership of the proponent will be furnished by the Corporate Secretary of the Company to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefore. In accordance with federal securities regulations, we include the shareholder proposal exactly as submitted by the proponent. Therefore, the Company takes no responsibility for the content of the proposal submitted by the proponent.

The proponent has submitted the following:

I am writing to present an amendment for stockholder consideration and vote.

We the stockholders direct the management, and board of directors, of Repro Med Systems Inc., to actively seek and consummate the sale of Repro Med Systems Inc, to a non-management buyer no later than 180 days after this amendment is passed.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 10.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “AGAINST” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of June 30, 2016, the number of shares of common stock beneficially owned by each person owning more than 5% of the outstanding shares, by each named executive officer and director, and by all executive officers and directors as a group. Except as otherwise noted, the address of each person is c/o Repro Med Systems, Inc., 24 Carpenter Road, Chester, NY, 10918.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Percentage ownership is based on 37,963,501 shares of common stock outstanding at June 30, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, except as indicated by the footnotes below, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 30, 2016, to be outstanding ignoring the withholding of shares of common stock to cover applicable taxes. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name of Principal Shareholders and Identity of Group	Number of Shares Owned	Percent of Class	Notes:

Andrew I. Sealfon	8,127,250	21%	(1)
Paul M. Baker	1,815,746	5%	(2)
Mark L. Pastreich	393,066	1%	—
Arthur J. Radin	125,566	*	—
Brad A. Sealfon	85,000	*	—
Cyril N. Narishkin	96,542	*	(3)
Joseph M. Manko Jr.	4,787,631	12%	(4)
David W. Anderson	0	*	—
Karen Fisher	0	*	—

All Directors and Officers as a Group	15,430,801	39%	—

__________

(1) Does not include approximately 115,000 shares of common stock owned by Mr. Andrew Sealfon’s wife, 85,000 shares of common stock held by Mr. Sealfon’s son, Brad A. Sealfon, or 85,000 shares of common stock held by Mr. Sealfon’s daughter, Carolyn Sealfon, as to which Mr. Sealfon disclaims beneficial ownership.  Andrew I. Sealfon is deemed a “parent” and a “promoter” of Repro Med Systems, Inc., as those terms are defined under the Securities Act of 1933, as amended.

(2) Includes beneficial shares owned by Andrea Baker, Dr. Baker’s wife.

(3) Mr. Narishkin resigned from all positions with the Company effective June 1, 2016.  Pursuant to the termination and general release agreement entered into with the Company on June 24, 2016, the Company has agreed to repurchase these shares from Mr. Narishkin.

(4) Each of Mr. Manko and Horton Capital Management, LLC, a Delaware limited liability company (“HCM”), may be deemed to beneficially own 4,787,631 shares of common stock, including 4,030,947 shares of common stock held by Horton Capital Partners Fund, LP, a Delaware limited partnership (“HCPF”), and excluding 1,000,000 shares of common stock issuable upon the exercise of the Warrant, dated August 8, 2014, issued to HCPF due to a conversion cap.  Such conversion cap precludes HCPF from exercising the Warrant to the extent that HCPF would, after such exercise, beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) in excess of 9.99% of the shares of common stock of the Company then outstanding.  Pursuant to investment management agreements, HCM maintains investment and voting power with respect to 4,030,947 shares of common stock held by HCPF.  Despite the delegation of investment and voting power to HCM, Horton Capital Partners LLC, a Delaware limited liability company (“HCP”), may be also deemed to be the beneficial owner of 4,030,947 shares of common stock held by HCPF because HCP has the right to acquire investment and voting power through termination of investment management agreements with HCM.  In addition, HCM acts as an investment adviser to certain managed accounts.  Under investment management agreements with managed account clients, HCM has investment and voting power with respect to 756,684 shares of common stock of the Company held in such managed accounts.  HCP is the general partner of HCPF.  Mr. Manko is the managing member of both HCM and HCP.  The address of Mr. Manko, HCM, HCP and HCPF is 1717 Arch Street, 39th Floor, Philadelphia, PA 19103.

BOARD STRUCTURE AND GOVERNANCE

Board Committees and Meetings

Our Board of Directors has an Audit Committee and a Governance and Nomination Committee.

Audit Committee. The Audit Committee was established by our Board of Directors on May 11, 2016. The Audit Committee recommends the appointment of our independent registered public accountants, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent registered public accountants, including the results and scope of their audit. The Audit Committee is currently comprised of Messrs. Radin (chair) and Pastreich and Dr. Baker. Each member of this committee is “independent” within the meaning of applicable SEC rules and standards of the Nasdaq Stock Market (Nasdaq), except Mr. Radin because he was with Radin, Glass & Co., our former independent auditors, until January 2015. The Board of Directors has designated Mr. Radin as the audit committee financial expert, as currently defined under the SEC rules.

The Audit Committee had not been established and, therefore, did not hold any meetings during the fiscal year ended February 29, 2016.

The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.rmsmedicalproducts.com.

Governance and Nomination Committee.  The Governance and Nomination Committee was established by our Board of Directors on May 11, 2016 and is responsible for:

•	Developing and maintaining board rules of governance

•	Setting board term limits

•	Developing a schedule for board membership to maintain consistency & overlap

•	Nominating new board members to replace those terming out

•	Deciding on board member compensation

•	Managing executive officers compensation packages

This committee currently consists of Messrs. Manko (chair), Brad Sealfon,  Pastreich, Anderson and Radin.  Each member of this committee is “independent” within the meaning of applicable SEC rules and the standards of the Nasdaq, except Mr. Sealfon because he is the son of the Company’s President and Chief Executive Officer and was previously employed as the Company’s Marketing Director.

The Governance and Nomination Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.rmsmedicalproducts.com.

The Governance and Nomination Committee effectively operates as the “compensation committee” of the Board of Directors.

The Governance and Nomination Committee reviews and recommends to our Board of Directors the compensation and benefits for all of our executive officers, administers our 2015 Stock Option Plan and may review management’s policies relating to compensation and benefits for our employees. The Committee annually reviews the performance of our Chief Executive Officer. In addition, our Chief Executive Officer has historically reviewed the performance of each other executive officer on an annual basis. The conclusions and recommendations based on these reviews, including with respect to salary adjustments and annual bonus award amounts, are reviewed by the Committee. The Committee may exercise its discretion in modifying any recommended adjustments or awards to our executives and has the final authority to establish the compensation packages for our executive officers.

The Governance and Nomination Committee had not been established and, therefore, did not hold any meetings during the fiscal year ended February 29, 2016.

The Committee will annually review and makes recommendations to the Board regarding the compensation paid to the Company’s directors. Such review will include any fees paid for attendance at meetings of the Board and any of its committees and grants of stock options or stock.

Board of Directors. The Board of Directors held four regular meetings and one special meeting during the fiscal year ended February 29, 2016.

Meeting Attendance.  During the fiscal year ended February 29, 2016, each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors on which such director served, if any, during the period for which such person served as a director.  There was no annual meeting held during the prior year.

Corporate Governance

The Company, with the oversight of the Board of Directors and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

Board Leadership Structure and Risk Oversight

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our shareholders at any given time. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee member receives the report, the Chair of the relevant committee will report on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Director Independence

In affirmatively determining whether a director is “independent”, the Board of Directors uses the definition of independence set forth in the rules of the Nasdaq Stock Market (Nasdaq). The Board of Directors, in applying these standards, has affirmatively determined that its current “independent” directors are Messrs. Pastreich, Anderson, Manko and Dr. Baker.

Director Nomination Policy

The Company has a standing Governance and Nomination Committee.  We have no formal policy regarding shareholder nominees. In making its recommendations to the Board of Directors, the Governance and Nomination Committee will consider, at a minimum, a candidate’s qualification as “independent” under the standards applicable to the Board of Directors and each of its committees, as well as a candidate’s depth of experience, availability and potential contributions to the Board of Directors. With respect to incumbent members of the Board of Directors, the Committee will also consider the performance of each incumbent director. Candidates may come to the attention of the Governance and Nomination Committee from current directors, shareholders, officers or other sources, and the committee shall review all candidates in the same manner regardless of the source of the recommendation.

Communications from Shareholders

Shareholders may communicate with the entire board of directors or individual directors by sending an email to directors@rmsmedpro.com.  Each communication should specify the applicable director or directors to be contacted, as well as the general topic of the communication.  We will initially receive and process communications before forwarding them to the director(s).  We generally will not forward to the directors a communication that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about the Company.

DIRECTOR COMPENSATION

The following table provides compensation information for the year ended February 29, 2016 for each non-employee member of our Board of Directors:

2016 FISCAL YEAR DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Paul M. Baker	6,250	6,250	—	—	12,500
Mark L. Pastreich	6,250	6,250	—	—	12,500
Brad A. Sealfon	—	—	—	—	—
Arthur J. Radin	6,250	6,250	—	—	12,500
David W. Anderson	—	—	—	—	—
Cyril N. Narishkin (1)	6,250	6,250	—	—	12,500

__________

(1) Mr. Narishkin also received compensation for his consulting services set forth under “Executive Compensation - Summary Compensation Table” below.  Mr. Narishkin resigned as Director effective June 1, 2016.

On October 21, 2015, the Board of Directors of the Company approved non-employee director compensation of $25,000 each annually, to be paid quarterly half in cash and half in common stock, effective September 1, 2015.  Eligible non-employee directors during our 2016 fiscal year were Dr. Baker and Messrs. Pastreich, Radin and Narishkin.  Mr. Narishkin received his director compensation in addition to payments under his consulting agreement.  As of February 29, 2016, each non-employee director had been paid $12,500 of which half was paid in cash and half in common stock, of which each director received 14,566 shares of the Company’s common stock.  Beginning March 1, 2016, all Directors, excluding Mr. Andrew Sealfon, the Company’s Chief Executive Officer, receive this director compensation.

Our non-employee directors were paid an annual retainer of $25,000 in fiscal 2016. We pay no additional remuneration to our employees serving as directors. All directors, including our employee directors (if any), are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and committee meetings. The Board of Directors has not made any changes to director compensation for fiscal 2017.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Position	Year	Salary	Bonus	Option Awards
Andrew I. Sealfon, Chief Executive Officer (1)	2016	$425,000	$25,000	$0
	2015	$383,333	$25,000	$0
Cyril N. Narishkin, President and Interim Chief Operating Officer (2)	2016	$80,000	$0	$0
	2015	$0	$0	$0
Karen Fisher, Chief Financial Officer (3)	2016	$184,616	$15,675	$98,432
	2015	$15,417	$15,000	$0

__________

(1) Mr. Sealfon is provided with an automobile that has been paid for in full by the Company.

(2) Mr. Narishkin was reimbursed for travel and other expenses in the amount of $19,090.  As of October 21, 2015 his compensation was paid half in cash and half in common stock, and as of January 1, 2016, his compensation was paid seventy-five percent in cash and twenty-five percent in common stock. The value of the stock was issued at fair market value on the date paid.  Prior to his resignation effective June 1, 2016, Mr. Narishkin was compensated at $16,000 per month pursuant to a month-to-month consulting agreement.  Mr. Narishkin was also compensated for his services as a director.  See “Director Compensation – 2016 Fiscal Year Director Compensation Table” above.  On June 24, 2016, Mr. Narishkin entered into a termination and general release agreement with the Company and resigned as President, Interim Chief Operating Officer and a Director, effective as of June 1, 2016.  The agreement provides for the Company to pay Mr. Narishkin a fixed fee, in cash, of $16,000 per month through January 31, 2017, for up to eight days of consulting services per month upon request of the Company.

(3) Ms. Fisher has an employment agreement with the Company which was entered into on January 15, 2015.  Ms. Fisher’s annual salary is $185,000, plus a minimum performance bonus of 20% of the base annual salary based on metrics of the Company-wide incentive plan, which is based on individual performance and the Company’s adjusted EBITDA target.  The agreement further called for the award of stock or stock options within Ms. Fisher’s first fiscal year of employment.  On November 4, 2015, pursuant to the Company’s 2015 Stock Option Plan, Ms. Fisher was awarded 500,000 incentive stock options which vest on the one-year anniversary of grant, subject to acceleration upon a change of control of the Company provided Ms. Fisher is employed with us on such date, and are exercisable for $0.38 per share. If the 2015 Stock Option Plan is not approved by shareholders (Proposal 6) prior to September 30, 2016, these options will terminate. The term of employment is on an at-will basis, provided that if Ms. Fisher is terminated without cause she shall receive termination benefits at her then current base salary for a period of six months following termination.

Biographical information for Mr. Sealfon is set forth in this proxy statement under “Proposal 1 – Election of Directors.”  Mr. Narishkin was appointed to the Board of Directors and interim Chief Operating Officer on October 21, 2015.  On April 26, 2016, Mr. Narishkin became President of the Company.  Effective June 1, 2016, Mr. Narishkin resigned as President, Interim Chief Operating Officer and Director of the Company.  Mr. Narishkin started his career at Texas Instruments’ Materials and Controls Group and subsequently started his own consulting firm.  He then became an executive at Essex and, subsequently, President of Piper Metal Forming.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of February 29, 2016.

2016 FISCAL YEAR OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
		Options	Options	Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date
Karen Fisher	11/4/2015	—	500,000 (1)	0.38	11/2/2020

__________

(1) Incentive stock options granted under the 2015 Stock Option Plan. Pursuant to the terms of the stock option agreement, these options vest 100% on the one year anniversary of the date of grant provided that the holder of the option remains employed with us on that date. These options become fully vested and exercisable, subject to their early termination as provided in the option agreements, immediately prior to a change of control of the Company. If the 2015 Stock Option Plan is not approved by shareholders (Proposal 6) prior to September 30, 2016, these options will terminate.

REPORT OF THE BOARD OF DIRECTORS

Prior to May 11, 2016, the Company did not have an Audit Committee.  The Board of Directors has been responsible for the oversight of the integrity of the Company’s consolidated financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

Management of the Company is responsible for establishing and maintaining internal controls and for preparing the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It has been the responsibility of the Board of Directors to oversee these activities.

Review and Discussions with Management

The Board of Directors reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Board of Directors discussed with McGrail Merkel Quinn & Associates, P.C the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The Board of Directors also received written disclosures and the letter from McGrail Merkel Quinn & Associates, P.C required by applicable requirements of the Public Company Accounting Oversight Board regarding McGrail Merkel Quinn & Associates, P.C communications with the Board of Directors concerning independence and has discussed with McGrail Merkel Quinn & Associates, P.C their independence from the Company. The Board of Directors also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with McGrail Merkel Quinn & Associates, P.C.

Based on the review and discussions referred to above, the Board of Directors determined that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2016.

BOARD OF DIRECTORS

Andrew L. Sealfon

Paul M. Baker

Mark L. Pastreich

Arthur J. Radin

Brad A. Sealfon

Cyril N. Narishkin

AGREEMENTS AND OTHER RELATED PARTY TRANSACTIONS

To reduce corporate travel expenses, we maintain and operate a corporate aircraft. Since 1992, the aircraft has been leased from AMI Aviation, Inc. Mr. Andrew Sealfon is a majority shareholder in AMI Aviation. The lease expenses paid were $21,500 in each of the fiscal years 2016 and 2015. We believe the AMI lease is on terms competitive with those that could be obtained from unaffiliated third parties.

In February 2011, Mr. Mark Pastreich joined the Company’s Board of Directors. Mr. Pastreich is the owner of the company that owns the building leased by the Company. The Company is in year seventeen of a twenty-year lease. No changes have been made to the lease terms as a result of his directorship, and none are anticipated before the end of the lease.  The Company’s current annual lease payment is approximately $133,000.

On October 21, 2015, Cyril Narishkin was appointed to the Board of Directors and Interim Chief Operating Officer of the Company.  Also effective October 21, 2015, we entered into a consulting agreement with Mr. Narishkin, to support our expanded management team and accelerate our growth opportunities under his role of Interim Chief Operating Officer.  The agreement provides for payment of $16,000 per month, of which half was to be paid in cash and half is to be paid in shares of common stock.  Effective January 1, 2016, the agreement provided for the same payment of $16,000 per month, of which seventy-five percent was to be paid in cash and twenty-five percent was to be paid in shares of common stock.  On April 26, 2016, Cyril Narishkin was appointed President of the Company.  On June 24, 2016, Mr. Narishkin entered into a termination and general release agreement with the Company and resigned as President, Interim Chief Operating Officer and a Director, effective as of June 1, 2016.  The agreement provides for the Company to pay Mr. Narishkin a fixed fee, in cash, of $16,000 per month through January 31, 2017, for up to eight days of consulting services per month upon request of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Members of the Board of Directors and executive officers may personally benefit from an amendment to the Company’s Certificate of Incorporation, to clarify the limitation of liability of directors (see Proposal 4), although such amendment is not intended to substantively change the existing limitation of liability, and an amendment to the Certificate of Incorporation, to indemnify and advance the expenses of directors and executive officers (see Proposal 5).  Members of the Board of Directors and executive officers of the Company also may benefit by being eligible to receive awards under the 2015 Stock Option Plan (see Proposal 6).  Other than the foregoing, none of our directors or executive officers or their associates have any substantial interest direct or indirect, by security holdings or otherwise, in the matter proposed to be approved by the shareholders as described in this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, file with the SEC reports of initial ownership of our common stock and subsequent changes in that ownership and furnish to us copies of all forms they file pursuant to Section 16(a). Based solely on a review of Forms 3, 4, and 5 furnished to us or filed with the SEC in fiscal 2016, we believe all Section 16(a) filing requirements were timely made in the fiscal year ended February 29, 2016, except the following filings were late:  Andrew Sealfon one Form 5; Brad Sealfon one Form 5; David Anderson one Form 3; Joseph Manko one Form 3, one Form 4; Karen Fisher one Form 3; Mark Pastreich one Form 4; Paul Baker one Form 4.  The majority of the late filings were due to missing technical requirements such as having proper edgar access codes.  Except for gifts by Andrew Sealfon to his children, there were no dispositions of shares in the filings.

OTHER MATTERS BEFORE THE ANNUAL MEETING

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Shareholders can access this proxy statement and our 2016 Form 10-K via the Internet at http://www.cstproxy.com/rmsmedpro/2016 and then following the instructions outlined on the secure website. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically, you will need access to a computer and an e-mail account. You will have the opportunity to revoke your request for electronic delivery at any time without charge.

If you are a registered shareholder and you have not already done so, you can choose this electronic delivery option by following the instructions provided when voting via the Internet and provided on the proxy card. Your choice will remain in effect unless you revoke it by contacting our transfer agent, Continental Stock Transfer & Trust Company at 17 Battery Pl 8th floor, New York, NY 10004, phone (212) 509-4000. You may update your electronic address by contacting Continental Stock Transfer.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee or by following the instructions provided when voting via the Internet. Your choice will remain in effect unless you revoke it by contacting your nominee. You may update your electronic address by contacting your nominee.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Any shareholder proposals intended to be presented at our 2017 annual meeting of shareholders and considered for inclusion in our proxy materials must be received by May 9, 2017 and must comply with the procedures of Rule 14a-8 under the Exchange Act. Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded. If the date of our 2017 annual meeting is more than 30 days from the anniversary of the date of the 2016 Annual Meeting, we will publicly announce a different submission deadline from that set forth above, in compliance with SEC rules.

Any shareholder proposals that are intended to be presented at the annual meeting of shareholders in 2017 but are not included in our proxy materials must be received by July 23, 2017.  If the date of our 2017 annual meeting is more than 30 days from the anniversary of the date of the 2016 Annual Meeting, we will publicly announce a different submission deadline from that set forth above, in compliance with SEC rules.

Shareholder proposals should be sent to us at Repro Med Systems, Inc., 24 Carpenter Road, Chester, NY 10918, Attention: Corporate Secretary.

SOLICITATION OF PROXIES

We pay the cost of this proxy solicitation. Pursuant to SEC rules, we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In addition to soliciting proxies by Internet and mail, we expect that a number of our employees will solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

ANNUAL REPORT ON FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of the Company’s 2016 Annual Report on Form 10-K for the fiscal year ended February 29, 2016, including the financial statements and schedules thereto, but excluding exhibits.  Requests for copies of such report should be directed to Repro Med Systems, Inc., 24 Carpenter Road, Chester, New York 10918, Attention: Corporate Secretary, or by calling 845-469-2042. The Annual Report on Form 10-K accompanies this Proxy Statement, but does not constitute a part of this Proxy Statement.

By Order of the Board of Directors,

/s/ Andrew I Sealfon
Andrew I. Sealfon, Chairman
July 28 , 2016

APPENDIX A

2015 STOCK OPTION PLAN, AS AMENDED

OF

REPRO MED SYSTEMS, INC.

REPRO MED SYSTEMS, INC.

2015 STOCK OPTION PLAN

ARTICLE I

GENERAL

1.1.       Purpose

The purpose of the Repro Med Systems, Inc. 2015 Stock Option Plan (the “Plan”) is to provide for officers and other employees (including directors who are employees) of, and consultants to, Repro Med Systems, Inc. (the “Company”) an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

1.2.       Administration

1.2.1.    Subject to Section 1.2.6, the Plan shall be administered by the Stock Option Committee (the “Committee”) of the board of directors of the Company (the “Board”), which shall consist of not less than two directors and to which the Board shall grant power to authorize the issuance of the Company’s capital stock pursuant to awards granted under the Plan.  The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.  To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), no person may serve on the Committee if, during the year preceding such service, he was granted or awarded equity securities of the Company (including options on such securities) under the Plan or any other plan of the Company or any affiliate thereof, except that members of the Committee may be awarded options pursuant to the Company’s Non Employee Directors’ Option Plan.

1.2.2.    The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan,  (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1,  (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations,  (d) to make all determinations necessary or advisable in administering the Plan,  (e) to correct any defect, supply any omission and reconcile any in consistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law and to enable all incentive stock options to qualify as intended in Section 1.6.2. Actions of the Committee shall be taken by the vote of a majority of its members.  Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

1.2.3.    The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

1.2.4.    No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.2.5.    Notwithstanding anything to the contrary contained herein:   (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan.  In either of the foregoing events, the term “Committee” as used herein shall be deemed to mean the Board.

1.3.       Persons Eligible for Awards

Awards under the Plan may be made to such officers, directors, and executive, administrative, technical or professional employees of the Company, and to such consultants to the Company (collectively, “key persons”) as the Committee shall in its sole discretion select.

1.4.       Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options and (b) non-qualified stock options.  The term “award” means either of the foregoing.  No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant.

1.5.       Shares Available for Awards

1.5.1.    The total number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), with respect to which awards may be granted pursuant to the Plan shall not exceed 2,000,000 shares.  Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan.  The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

1.5.2.    If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding award, and the purchase price per share under outstanding awards, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive.  After any adjustment made pursuant to this Section 1.5.2, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

1.5.3.    The following shares of Common Stock shall again become available for awards under the Plan:  any shares subject to an award under the Plan that remain unissued upon the cancellation or termination of such award for any reason whatsoever.  Except as provided in this Section 1.5 and in Section 2.2.5, there shall be no limit on the number or the value of the shares of Common Stock issuable to any individual under the Plan.

1.6.       Definitions of Certain Terms

1.6.1.    The “Fair Market Value” of a share of Common Stock on any day shall be determined as follows.

(a)        If the principal market for the Common Stock (the “Market”) is a national securities exchange or the NASDAQ National Market System (“NMS”), the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

(b)        If the Market is the NASDAQ Capital Market, the OTCQX operated by OTC Markets Group or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

(c)        In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee.

1.6.2.    The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Internal Revenue Code of 1986 (the “Code”), as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement.  Any option that is not specifically designated as an incentive stock option shall underno circumstances be considered an incentive stock option.  Any option that is not an incentive stock option is referred to herein as a “non qualified stock option.”

1.6.3.    The term “employment” means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee’s association with the Company as a consultant or otherwise.

1.6.4.    A grantee shall be deemed to have a “termination of employment” upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 425(a) of the Code applies.  The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee’s association with the Company constitutes a termination of employment for purposes of the Plan.  The Committee shall have the right to determine whether the termination of a grantee’s employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal.  Such determinations of the Committee shall be final, binding and conclusive.

1.6.5.    The terms “parent corporation” and “subsidiary corporation” have the meanings given them in section 425(e) and (f) of the Code, respectively.

ARTICLE II

AWARDS UNDER THE PLAN

2.1.       Agreements Evidencing Awards

Each award granted under the Plan shall be evidenced by a written agreement (“Plan Agreement”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.  By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2.       Grant of Stock Options

2.2.1.    The Committee may grant incentive stock options and non qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

2.2.2.    Each Plan Agreement with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby.  The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

2.2.3.    Each Plan Agreement with respect to an option right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part.  Such periods shall be determined by the Committee in its sole discretion; provided, however, that no incentive stock option shall be exercisable more than 10 years after the date of grant.

2.2.4.    The Committee may in its sole discretion include in any Plan Agreement with respect to an option (the “original option”) a provision that an additional option (the “additional option”) shall be granted to any grantee who, pursuant to Section 2.3.5(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option.  The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option.  In the event that a Plan Agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.3.5(b) in payment of such exercise price shall have been held for at least six months.

2.2.5.    To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non qualified stock options.

2.2.6.    Notwithstanding the provisions of Sections 2.2.2 and 2.2.3, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code).

2.3.       Exercise of Options

2.3.1.    Subject to the provisions of this Article II, each option granted under the Plan shall be exercisable, as determined by the Committee at the time of grant of the option.

2.3.2.    Unless the applicable Plan Agreement otherwise provides, once an installment becomes exercisable, it shall remain exercisable until expiration, cancellation or termination of the award.

2.3.3.    Unless the applicable Plan Agreement otherwise provides, an option right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.

2.3.4.    An option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe.

2.3.5.    Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made:  (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) with the consent of the Committee, by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

2.3.6.    Promptly after receiving payment of the full option exercise price, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised.  If the method of payment employed upon option exercise so requires, and if applicable law permits, an Optionee may direct the Company to deliver the certificate(s) to the optionees stockbroker.

2.3.7.    No grantee of an option right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of at stock certificate to such person for such shares.  Except as otherwise provided in Section 1.5.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.4.       Termination of Employment: Death

2.4.1.    Except to the extent otherwise provided in Section 2.4.2 or 2.4.3 or in the applicable Plan Agreement, all options not theretofore exercised shall terminate upon termination of the grantee’s employment for any reason (including death).

2.4.2.    If a grantee’s employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions:  (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within three months after employment terminates, except that the three-month period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the award as set forth in the Plan Agreement.  In the case of an incentive stock option, the term “disability” for purposes of the preceding sentence shall have the meaning given to it by section 422(c)(7) of the Code.

2.4.3.    If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee’s awards are exercisable pursuant to Section 2.4.2, any outstanding option shall be exercisable on the following terms and conditions:  (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee’s death or the expiration date of the award.  Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition.  If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 and 3.7 hereof.

ARTICLE III

MISCELLANEOUS

3.1.       Amendment of the Plan: Modification of Awards

3.1.1.    The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).  For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

3.1.2.    Shareholder approval shall be required with respect to any amendment which:  (a) increases the aggregate number of shares which may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options; or (b) materially increases the benefits under the Plan to persons whose transactions in Common Stock are subject to Section 16(b) of the 1934 Act, materially increases the number of shares which may be issued to such persons, or materially modifies the eligibility requirements affecting such persons.

3.1.3.    The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a) accelerate the time or times at which the award becomes unrestricted, or (b) waive or amend any goals, restrictions or conditions set forth in the Agreement, or (c) extend the scheduled expiration date of the award.  However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2.       Restrictions

3.2.1.    If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

3.2.2.    The term “Consent” as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3.       Nonassignability

No award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. All rights granted under the Plan or any Plan Agreement shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.4.       Requirement of Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

3.5.       Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Plan Agreement with respect to an incentive stock option shall require the grantee to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6.       Withholding Taxes

Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto.  With the approval of the Committee, which it shall have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld.  Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the “Tax Date”).  Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.  To the extent required for such a withholding of stock to qualify for the exemption available under Rule 16b-3, such an election by a grantee whose transactions in Common Stock are subject to Section 16(b) of the 1934 Act shall be: (a) subject to the approval of the Committee in its sole discretion; (a) irrevocable;  (a) made no sooner than six months after the grant of the award with respect to which the election is made; and (d) made at least six months prior to the Tax Date unless such withholding election is in connection with exercise of an option and both the election and the exercise occur prior to the Tax Date in a “window period” of 10 business days beginning on the third day following release of the Company’s quarterly or annual summary statement of sales and earnings.

3.7.       Change in Control

3.7.1.    For purposes of this Section 3.7, a “Change In Control” shall be deemed to have occurred upon the happening of any of the following events:  (a) any “person,” including a “group,” as such terms are defined in Sections 13(d) and 14(d) of the 1934 Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 15% or more of the outstanding shares of Common Stock of the Company; (b) a cash tender or exchange offer for 50% or more of the outstanding shares of Common Stock of the Company is commenced; (c) the shareholders of the Company approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of the assets of the Company; or (d) two or more directors are elected to the Board without having previously been nominated and approved by the members of the Board incumbent on the day immediately preceding such election.

3.7.2.    Upon the happening of a Change in Control:

(a)        to the extent permitted by law, the Committee may, in its sole discretion, amend any Plan Agreement in such manner as it deems appropriate.

3.7.3.    Whenever deemed appropriate by the Committee, any action referred to in Section 3.7.2(a) may be made conditional upon the consummation of the applicable Change in Control transaction.

3.8.       Right of Discharge Reserved

Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

3.9.       Nature of Payments

3.9.1.    Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

3.9.2.    All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.

3.10.     Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.11.     Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12.     Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

3.13.     Effective Date and Term of Plan

3.13.1.  The Plan was adopted by the Board on September 30, 2015, subject to approval by the Company’s shareholders.  All awards under the Plan prior to such shareholder approval are subject in their entirety to such approval.  If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

3.13.2.  Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards shall thereafter be made under the Plan.  All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.14.     Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

REPRO MED SYSTEMS, INC.

AMENDMENT #1 TO 2015 STOCK OPTION PLAN

AMENDMENT #1

The Board of Directors of Repro Med Systems, Inc. adopted the following resolutions on June 29, 2016:

RESOLVED, that Paragraph 1.5.1 of the Repro Med Systems, Inc. 2015 Stock Option Plan be, and hereby is,  amended by deleting “2,000,000” and replacing it with “4,000,000.”

Except as expressly set forth in this Amendment, all other terms and conditions set forth in the 2015 Stock Option Plan shall remain in full force and effect.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

REPRO MED SYSTEMS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on September 5, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7, 9, AGAINST PROPOSAL 10 AND FOR TWO YEARS ON PROPOSAL 8 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this **X**

1. Election of Directors
   - (01) Andrew I. Sealfon
   - (02) Paul M. Baker
   - (03) Mark L.Pastreich
   - (04) Brad A. Sealfon
   - (05) Arthur J. Radin
   - (06) David W. Anderson
   - (07) Joseph M. Manko, Jr.

   FOR all Nominees listed to the left ☐ **WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left) ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of the Company's common stock. FOR ☐ AGAINST ☐ ABSTAIN ☐
3. Approval of an amendment to our Certificate of Incorporation to allow action by shareholders without a meeting. FOR ☐ AGAINST ☐ ABSTAIN ☐
4. Approval of an amendment to our Certificate of Incorporation to clarify the limitation of liability of directors. FOR ☐ AGAINST ☐ ABSTAIN ☐
5. Approval of an amendment to our Certificate of Incorporation to provide for advancement of expenses and indemnification of officers and directors. FOR ☐ AGAINST ☐ ABSTAIN ☐
6. Approval of the Company's 2015 Stock Option Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐
7. Approval, on an advisory basis, of the compensation of the Company's executive officers. FOR ☐ AGAINST ☐ ABSTAIN ☐
8. Approval, on an advisory basis, of the frequency of future votes on executive compensation. 3 YEARS ☐ 2 YEARS ☐ 1 YEAR ☐ ABSTAIN ☐
9. Ratification of the appointment of independent registered public accountants. FOR ☐ AGAINST ☐ ABSTAIN ☐
10. Approval of a shareholder proposal requiring the sale of the Company within 180 days of approval. FOR ☐ AGAINST ☐ ABSTAIN ☐
11. Transaction of any other business that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7, 9, AGAINST PROPOSAL 10 AND FOR TWO YEARS ON PROPOSAL 8.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature________________ **Signature, if held jointly**________________ **Date**________, **2016.**

Note Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

REPRO MED SYSTEMS, INC.

The undersigned appoints Andrew I. Sealfon and Karen Fisher, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Repro Med Systems, Inc. held of record by the undersigned at the close of business on July 18, 2016 at the Annual Meeting of Shareholders of Repro Med Systems, Inc. to be held on September 6, 2016, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2, 3, 4, 5, 6, 7, 9, AGAINST PROPOSAL 10, AND FOR TWO YEARS ON PROPOSAL 8 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)